PBF Energy Announces Board Resignations

PARSIPPANY, NJ – March 28, 2014 – PBF Energy Inc. (NYSE: PBF) announced today that Timothy Day and Neil Wizel, both Managing Directors with First Reserve, will resign from PBF Energy’s board of directors effective March 31, 2014, following a reduction in First Reserve’s holdings in PBF Energy, and its subsidiaries, through a secondary offering which closed on March 26, 2014.

Since 2008, Mr. Day and Mr. Wizel led First Reserve’s investment in PBF Energy and have provided valuable insight and assistance as the company has acquired assets and expanded as a company. Mr. Day served as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee since the company's initial public offering in 2012.

PBF Energy’s Executive Chairman, Thomas D. O’Malley, said, "We thank both Tim and Neil for their service to PBF Energy and wish them success in their future endeavors. First Reserve has been an appreciated and committed investor for PBF and with its support we have grown from a start-up organization into an established independent refiner with a bright future for additional growth."

Mr. Day commented that “PBF has been a terrific investment for First Reserve and we are proud to have played a role in the company’s development.” Mr. Wizel added “We thank PBF management for what has been a great relationship and we look forward to watching the company’s continued success.”

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

LEGAL NOTICE / FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by PBF Energy Inc. (the “Company” or “PBF”) and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement of any potential acquisitions and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry, including any lifting by the federal government of the restrictions on exporting U.S. crude oil; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; any decisions we make with respect to our energy-related logistical assets that could qualify for an MLP structure, including future opportunities that we may determine present greater potential value to stockholders than an anticipated MLP initial public offering; and various other factors.
Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Company assumes no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994